Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Barry R. Liden, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

DOUBLE-DIGIT SALES GROWTH HIGHLIGHTS EDWARDS LIFESCIENCES’ SECOND QUARTER RESULTS

•      New Products Drive Heart Valve Sales Growth Above 15 Percent

•      Special Items Result in $27.6 Million Pretax Charge

IRVINE, Calif., July 21 , 2005 – Edwards Lifesciences Corporation (NYSE: EW), the world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended June 30, 2005 of $13.9 million, or
$0.22 per diluted share, compared to net income $25.5 million, or $0.41 per diluted share, for the same period in 2004.  Adjusted net income, excluding the special items detailed in the reconciliation tables below, was $32.3 million, or $0.51 per diluted share, compared to $26.5 million, or $0.43 per diluted share, in the comparable period of the previous year.

Second quarter net sales increased 10.1 percent to $258.2 million, compared to $234.6 million in the same quarter last year.  Foreign exchange (FX) contributed $5.1 million and was more than offset by discontinued businesses, resulting in underlying sales growth of 11.6 percent.

“This quarter’s results were driven by strong underlying growth in every product line, particularly in Heart Valve Therapy,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “Sales performance was solid in all regions, with particular strength in the U.S. and Europe.”

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Sales Results

For the second quarter, the company reported Heart Valve Therapy sales of $125.7 million, a 17.3 percent increase compared to the same quarter last year, with FX contributing $1.9 million to the growth.  “This quarter’s growth was driven by sales of new, premium-priced products, including the PERIMOUNT Magna valve, the Magna valve with the ThermaFix process and the Theon mitral valve system,” said Mussallem.  “Based on the strength of this quarter’s sales and the continued momentum of new products, we are confident that we will exceed our previously stated goal of 10 percent underlying Heart Valve Therapy sales growth for the full year.”

Critical Care sales of $81.6 million grew 7.9 percent compared to last year’s quarter, with FX contributing $2.0 million to the growth.  Growth was due primarily to strong pressure monitoring sales resulting from market share gains, sales of advanced technology catheters and an expanded hemofiltration product line in Europe.

Cardiac Surgery Systems sales for the quarter were $26.2 million compared to $26.0 million for the same period last year.  TMR laser and cannula sales growth, as well as FX gains, were offset by discontinued businesses.

Vascular sales grew 10.5 percent compared to the same period in 2004 to $16.9 million, led by sales of interventional products and modest FX gains.  “Throughout the quarter, we continued to expand the availability of LifeStent products to additional accounts, and we plan to introduce several new products later this year,” Mussallem said.

Sales of Other Distributed Products declined to $7.8 million in the quarter compared to $10.5 million in the year ago period due to the discontinued Japan pacemaker business.

Domestic and international sales for the second quarter grew to $119.0 million and $139.2 million, respectively.

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Additional Operating Results

For the quarter, Edwards’ gross profit margin increased to 62.1 percent from 60.6 percent in the same period last year.  The increase was primarily due to sales of higher margin heart valve products.

Selling, general and administrative (SG&A) expenses were $90.1 million for the quarter, or 34.9 percent of sales, compared to $81.0 million in the year ago period.  The increase in SG&A was due primarily to higher sales and marketing expenses and higher international expenses due to FX.  Research and development expenses of $24.2 million increased 16.9 percent compared to the prior year’s quarter, primarily attributable to increased investments in percutaneous valve programs.

During the quarter, the company recorded a $27.6 million net pretax charge from special items, primarily related to the previously announced restructuring of the company’s heart valve development and supply agreements with 3F Therapeutics.

Long-term debt at June 30 was $269.6 million, resulting in a debt-to-cap ratio of 28.9 percent.  Free cash flow generated during the quarter was $45.6 million, defined as cash flow from operating activities of $32.6 million minus capital expenditures of $9.8 million and excluding $22.8 million related to the 3F Therapeutics transaction.

In the quarter, the company repurchased approximately 80,000 shares of common stock for $3.5 million.

Six-Month Results

For the six months ended June 30, 2005, the company recorded net income of $45.1 million compared to a net loss of $36.6 million for the same period of 2004.  Excluding special items detailed in the reconciliation tables below, net income was $62.4 million, or $0.99 per diluted share, compared to $51.7 million, or $0.83 per diluted share, for the same period last year.

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Net sales for the first six months of 2005 totaled $507.3 million, an increase of 8.0 percent over the same period last year.  Foreign exchange contributed $10.5 million to the period’s growth and was more than offset by discontinued businesses.  Domestic and international sales for the six months were $230.2 million and $277.1 million, respectively.

2005 Outlook

“Based on our year-to-date results and outlook for the rest of the year, we remain solidly on track to achieve another year of strong performance and meet or exceed all of our 2005 financial goals,” said Mussallem.  “Specifically, we expect total sales between $980 million to $1.02 billion.   We also expect to meet or exceed our goals of increasing gross profit margin by more than 100 basis points, growing net income 13 to 15 percent, excluding the impact of special items, and generating free cash flow of $115 to $125 million.  At current FX levels, we project third quarter EPS of $0.43 to $0.45 and are comfortable at the higher end of our previous 2005 EPS guidance of $1.90 to $1.95, excluding special items.

“Investment in our R&D pipeline is already demonstrating encouraging results, particularly in our proprietary tissue heart valve replacement and repair products, minimally invasive critical care monitoring and peripheral stent product lines,” continued Mussallem.  “The strength of our core franchises provides a strong platform for sustainable growth.  Additionally, we remain very optimistic about the potential of our innovative percutaneous valve programs as we continue to lead the development in this field.”

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute

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hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT and Swan-Ganz.  Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EDT to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 158340.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to substantial risks and uncertainties including, but not limited to, exceeding 10 percent underlying Heart Valve Therapy sales growth for the full year; expanding the availability of LifeStent peripheral stents to additional accounts and introducing several new products later this year; meeting or exceeding 2005 financial goals including total sales between $980 million and $1.02 billion, a more than 100 basis point increase in gross profit margin, net income growth of 13 to 15 percent and free cash flow of $115 to $125 million; achieving third quarter EPS of $0.43 to $0.45 and the higher end of 2005 EPS of $1.90 to $1.95;  the productivity of the R&D pipeline; the strength of the company’s core franchises and their ability to provide a strong platform for sustainable growth; the potential opportunity of the company’s percutaneous valve programs and the ability of the company to continue to lead in the development of this field; and more generally, the ability to obtain regulatory approvals for and market new products; the ability to generate and maintain sufficient cash resources to increase investments in the company’s business and repay debt; the success and timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; changing conditions in the economy in general and in the healthcare industry; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2004.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

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Edwards, PERIMOUNT Magna, Magna, PERIMOUNT Theon, and ThermaFix are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT Plus, and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG and is registered in the United States Patent and Trademark Office.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2005	2004	2005	2004

Net sales	$258.2	$234.6	$507.3	$469.6
Cost of goods sold	97.9	92.4	194.1	191.1

Gross profit	160.3	142.2	313.2	278.5

Selling, general and administrative expenses	90.1	81.0	175.7	157.5
Research and development expenses	24.2	20.7	49.2	41.7
Purchased in-process research and development expenses	—	—	—	81.0
Special charges, net	27.6	1.7	25.6	12.3
Interest expense, net	3.3	3.6	6.1	7.3
Other expenses (income), net	(0.2)	1.1	(1.3)	2.2

Income (loss) before provision for income taxes	15.3	34.1	57.9	(23.5)

Provision for income taxes	1.4	8.6	12.8	13.1

Net income (loss)	$13.9	$25.5	$45.1	$(36.6)

Weighted average common shares outstanding used to calculate basic earnings per share	59.6	59.5	59.5	59.6

Basic earnings (loss) per share	$0.23	$0.43	$0.76	$(0.61)

Weighted average common shares outstanding used to calculate diluted earnings per share	62.4	64.8	65.1	59.6

Diluted earnings (loss) per share	$0.22	$0.41	$0.72	$(0.61)

Operating Statistics
As a percentage of net sales:
Gross profit	62.1%	60.6%	61.7%	59.3%
Selling, general and administrative expenses	34.9%	34.5%	34.6%	33.5%
Research and development expenses	9.4%	8.8%	9.7%	8.9%
Income (loss) before provision for income taxes	5.9%	14.5%	11.4%	(5.0% )
Net income (loss)	5.4%	10.9%	8.9%	(7.8% )

Effective tax rate	9%	25%	22%	(56% )

Reconciliation of Diluted Earnings per Share
Net income (loss) from above	$13.9	$25.5	$45.1	$(36.6)
Adjustment for items included in net income related to the contingent convertible debt	—	1.0	2.0	—
Adjusted net income (loss)	$13.9	$26.5	$47.1	$(36.6)

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.4	62.1	62.4	59.6
Weighted average common shares outstanding for the contingent convertible debt	—	2.7	2.7	—
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	62.4	64.8	65.1	59.6

Diluted earnings (loss) per share including the contingent convertible debt	$0.22	$0.41	$0.72	$(0.61)

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	June 30,	March 31,
	2005	2005
ASSETS

Current assets
Cash and cash equivalents	$96.1	$72.6
Accounts and other receivables, net	124.9	127.7
Inventories, net	131.3	126.1
Deferred income taxes	15.0	17.5
Prepaid expenses and other current assets	69.8	56.7

Total current assets	437.1	400.6

Property, plant and equipment, net	193.0	195.4
Goodwill	337.7	337.7
Other intangible assets, net	145.9	143.1
Investments in unconsolidated affiliates	14.1	17.3
Deferred income taxes	13.2	18.8
Other assets	9.8	10.2

Total assets	$1,150.8	$1,123.1

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$190.4	$176.4

Long term debt	269.6	275.8
Other non current liabilities	29.1	22.8

Stockholders’ equity
Common stock	65.0	64.6
Additional contributed capital	517.5	507.0
Retained earnings	269.1	255.3
Accumulated other comprehensive income	(33.9)	(26.3)
Common stock in treasury, at cost	(156.0)	(152.5)
Total stockholders’ equity	661.7	648.1

Total liabilities and equity	$1,150.8	$1,123.1

Notes to the Unaudited Reconciliation Schedules

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures exclude certain items from the GAAP presentations.  Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below:

In-Process Research and Development - The Company incurred purchased in-process research and development expenses on the acquisition of PVT last year.  Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Other Items - The Company generated certain special credits and charges, related to (i) the 2005 sale of the Japan Perfusion Products business, (ii) the Japan realignment in 2005, (iii) the impairment of certain investments in 2005 and 2004, (iv) the restructure of the 3F agreements in 2005, and (iv) the 2004 termination of its Lifepath AAA program and its Interventional Cardiology products. Given the materiality and unusual nature of these items relative to the operating results for the periods presented, these items have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Results of Discontinued Businesses – The Company has exited certain businesses during the periods presented.  In light of the significance of the impact these businesses had on the profitability of the Company, the results of these businesses have been excluded in the Reconciliation of Sales by Product Line and Region.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  The impact of foreign exchange rate fluctuations have been excluded in the Reconciliation of Sales by Product Line and Region. Management believes that excluding these impacts helps explain changes in the fundamental business operations.

EDWARDS LIFESCIENCES CORPORATION

Adjusted Unaudited Consolidated Statements of Operations

Excluding Special Items, Net

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2005	2004	2005	2004

Net sales	$258.2	$234.6	$507.3	$469.6
Cost of goods sold	97.9	92.4	194.1	191.1

Gross profit	160.3	142.2	313.2	278.5

Selling, general and administrative expenses	90.1	81.0	175.7	157.5
Research and development expenses	24.2	20.7	49.2	41.7
Interest expense, net	3.3	3.6	6.1	7.3
Other expense (income), net	(0.2)	1.1	(1.3)	2.2

Income before provision for income taxes	42.9	35.8	83.5	69.8

Provision for income taxes	10.6	9.3	21.1	18.1

Adjusted net income	$32.3	$26.5	$62.4	$51.7

Weighted average common shares outstanding used to calculate basic earnings per share	59.6	59.5	59.5	59.6

Adjusted basic earnings per share	$0.54	$0.45	$1.05	$0.87

Weighted average common shares outstanding used to calculate diluted earnings per share	65.1	64.8	65.1	64.7

Adjusted diluted earnings per share	$0.51	$0.43	$0.99	$0.83

Operating Statistics
As a percentage of net sales:
Gross profit	62.1%	60.6%	61.7%	59.3%
Selling, general and administrative expenses	34.9%	34.5%	34.6%	33.5%
Research and development expenses	9.4%	8.8%	9.7%	8.9%
Income before provision for income taxes	16.6%	15.3%	16.5%	14.9%
Adjusted net income	12.5%	11.3%	12.3%	11.0%

Effective tax rate	25%	26%	25%	26%

Reconciliation of Diluted Earnings per Share
Adjusted net income from above	$32.3	$26.5	$62.4	$51.7
Adjustment for items included in net income related to the contingent convertible debt	1.0	1.0	2.0	2.0
Adjusted net income (loss)	$33.3	$27.6	$64.4	$53.7

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.4	62.1	62.4	62.0
Weighted average common shares outstanding for the contingent convertible debt	2.7	2.7	2.7	2.7
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	65.1	64.8	65.1	64.7

Adjusted diluted earnings per share including the contingent convertible debt	$0.51	$0.43	$0.99	$0.83

Note: Numbers may not foot due to rounding

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Consolidated Statements of Operations

Q2 2005 and YTD 2005

(in millions, except per share data)

		Special Items
	Q2 2005	Restructure	Investment	Q2 2005
	As Reported	3F Agreements	Impairments	As Adjusted

Net sales	$258.2			$258.2
Cost of goods sold	97.9			97.9

Gross profit	160.3			160.3

Selling, general and administrative expenses	90.1			90.1
Research and development expenses	24.2			24.2
Purchased in-process research and development expenses	—			—
Special charges, net	27.6	(22.8)	(4.8)	—
Interest expense, net	3.3			3.3
Other expenses (income), net	(0.2)			(0.2)

Income before provision for income taxes	15.3	22.8	4.8	42.9

Provision for income taxes	1.4	9.2		10.6

Net income	$13.9	$13.6	$4.8	$32.3

		Special Items
					Gain on sale of
	YTD 2005	Restructure 3F	Investment	Japan	Japan Perfusion	YTD 2005
	As Reported	Agreements	Impairments	Realignment	Products Business	As Adjusted

Net sales	$507.3					$507.3
Cost of goods sold	194.1					194.1

Gross profit	313.2					313.2

Selling, general and administrative expenses	175.7					175.7
Research and development expenses	49.2					49.2
Purchased in-process research and development expenses	—					—
Special charges, net	25.6	(22.8)	(4.8)	(5.7)	7.7	—
Interest expense, net	6.1					6.1
Other expenses (income), net	(1.3)					(1.3)

Income before provision for income taxes	57.9	22.8	4.8	5.7	(7.7)	83.5

Provision for income taxes	12.8	9.2		2.3	(3.2)	21.1

Net income	$45.1	$13.6	$4.8	$3.4	$(4.5)	$62.4

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Consolidated Statements of Operations

Q2 2004 and YTD 2004

(in millions, except per share data)

		Special Items
	Q2 2004	Investment	Q2 2004
	As Reported	Impairments	As Adjusted

Net sales	$234.6		$234.6
Cost of goods sold	92.4		92.4

Gross profit	142.2		142.2

Selling, general and administrative expenses	81.0		81.0
Research and development expenses	20.7		20.7
Purchased in-process research and development expenses	—		—
Special charges, net	1.7	(1.7)	—
Interest expense, net	3.6		3.6
Other expenses (income), net	1.1		1.1

Income before provision for income taxes	34.1	1.7	35.8

Provision for income taxes	8.6	0.7	9.3

Net income	$25.5	$1.0	$26.5

		Special Items
				Interventional
			Lifepath AAA	Cardiology
	YTD 2004	PVT	Program	Product	Investment	YTD 2004
	As Reported	In Process R&D	Termination	Termination	Impairments	As Adjusted

Net sales	$469.6					$469.6
Cost of goods sold	191.1					191.1

Gross profit	278.5					278.5

Selling, general and administrative expenses	157.5					157.5
Research and development expenses	41.7					41.7
Purchased in-process research and development expenses	81.0	(81.0)				—
Special charges, net	12.3		(8.4)	(2.2)	(1.7)	—
Interest expense, net	7.3					7.3
Other expenses (income), net	2.2					2.2

Income before provision for income taxes	(23.5)	81.0	8.4	2.2	1.7	69.8

Provision for income taxes	13.1	0.6	2.8	0.9	0.7	18.1

Net income	$(36.6)	$80.4	$5.6	$1.3	$1.0	$51.7

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

				2004	2005
Sales by Product Line (Qtr)	Q2 2005	Q2 2004	GAAP Growth Rate	Discontinued Business Impact	Discontinued Business Impact	FX Impact	Q2 2004 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$125.7	$107.2	17.3%	—	—	$1.9	$109.1	$16.6	15.2%
Critical Care	81.6	75.6	7.9%	—	—	2.0	77.6	4.0	5.1%
Cardiac Surgery Systems	26.2	26.0	0.8%	(8.0)	(4.4)	0.6	18.6	3.2	16.9%
Vascular	16.9	15.3	10.5%	(0.7)	—	0.5	15.1	1.8	12.0%
Other Distributed Products	7.8	10.5	(25.7)%	(3.6)	—	0.1	7.0	0.8	11.5%
Total Sales	$258.2	$234.6	10.1%	$(12.3)	$(4.4)	$5.1	$227.4	$26.4	11.6%

				2004	2005
Sales by Product Line (YTD)	YTD Q2 2005	YTD Q2 2004	GAAP Growth Rate	Discontinued Business Impact	Discontinued Business Impact	FX Impact	Q2 2004 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$242.4	$213.2	13.7%	—	—	$4.1	$217.3	$25.1	11.5%
Critical Care	161.5	150.7	7.2%	—	—	3.9	154.6	6.9	4.5%
Cardiac Surgery Systems	51.4	53.0	(3.0)%	(13.9)	(7.2)	1.2	40.3	3.9	9.7%
Vascular	33.2	30.3	9.6%	(1.7)	—	0.9	29.5	3.7	12.4%
Other Distributed Products	18.8	22.4	(16.1)%	(5.6)	—	0.4	17.2	1.6	9.4%
Total Sales	$507.3	$469.6	8.0%	$(21.2)	$(7.2)	$10.5	$458.9	$41.2	9.0%

Sales by Region (Qtr)	Q2 2005	Q2 2004	Change
United States	$119.0	$104.4	$14.6
Europe	64.3	56.5	7.8
Japan	46.9	49.7	(2.8)
Rest of World	28.0	24.0	4.0
International	139.2	130.2	9.0
Total	$258.2	$234.6	$23.6

Sales by Region (YTD)	YTD Q2 2005	YTD Q2 2004	Change
United States	$230.2	$208.9	$21.3
Europe	126.7	113.4	13.3
Japan	95.8	100.4	(4.6)
Rest of World	54.6	46.9	7.7
International	277.1	260.7	16.4
Total	$507.3	$469.6	$37.7